EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-48901), pertaining to the MSC Industrial Direct 401(k) Plan;
(2)	Registration Statement (Form S-8 No. 333-84124), pertaining to the 2001 Stock Option Plan;
(3)	Registration Statement (Form S-8 No. 333-70293), pertaining to the Associate Stock Purchase Plan;
(4)	Registration Statement (Form S-8 No. 333-130899), pertaining to the 2005 Omnibus Equity Plan;
(5)	Registration Statement (Form S-8 No. 333-156850), pertaining to the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan;
(6)	Registration Statement (Form S-8 No. 333-164362), pertaining to the 2005 Omnibus Equity Plan of our reports dated October 31, 2012, with respect to the consolidated financial statements and schedule of MSC Industrial Direct Co., Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of MSC Industrial Direct Co., Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of MSC Industrial Direct Co., Inc. for the year ended September 1, 2012.

/s/ Ernst & Young LLP

Jericho, New York
October 31, 2012